Exhibit 99.1

         Digital Recorders, Inc. Announces Second Quarter 2006 Results


    DALLAS--(BUSINESS WIRE)--Aug. 14, 2006--Digital Recorders, Inc.
(Nasdaq:TBUS):

    --  Results Improve Substantially

    --  Loss Narrows

    Digital Recorders, Inc. (DRI) (Nasdaq:TBUS), a digital communications technology leader in the transportation, law enforcement, and security industries, announced today it posted a net loss of 2 cents per share on $13.6 million in sales for second quarter 2006, which compares to a net loss of 12 cents per share on $12.7 million in sales for the same period last year.
    "Our second quarter results reflect substantial improvement over last year's same-period results. In large part, this was due to our increased sales and our on-going commitment to control expenses. Our backlog and revenue stream continue to increase as the U.S. transit market gains additional momentum. Given the ongoing turn-around in our domestic market, the growth in our international markets, and the impact of cost reductions and expense controls that we expect to continue achieving, we anticipate posting additional operating improvements in the quarters ahead," David L. Turney, the Company's Chairman, President, and Chief Executive Officer, said.
    On Aug. 14, 2006, the Company filed with the Securities and Exchange Commission a Form 10-Q for the quarter and six months ended June 30, 2006.

    SECOND QUARTER 2006 RESULTS

    For the quarter ended June 30, 2006, sales increased by 7.0 percent to $13.6 million and the net loss to common shareholders was $0.2 million, or 2 cents per share. This compares to sales of $12.7 million and a net loss to common shareholders of $1.2 million, or 12 cents per share, for the same period last year. Weighted-average shares outstanding were 9.8 million, as compared to 9.7 million a year ago.
    For the six months ended June 30, 2006, sales increased by 5.9 percent to $24.7 million and the net loss to common shareholders was $1.1 million, or 11 cents per share. This compares to sales of $23.3 million and a net loss to common shareholders of $2.2 million, or 23 cents per share, for the same period last year. Weighted-average shares outstanding for the six-month period were 9.8 million, compared to 9.6 million a year ago.
    As of June 30, 2006, the Company had $4.3 million in working capital and $18.8 million in shareholders' equity. This compares to $7.8 million in working capital and $22.1 million in shareholders' equity for the same period in 2005.

    OTHER REMARKS

    According to Mr. Turney, the Company's products address multiple issues important to almost everyone, including mobility, energy efficiency, security risk mitigation, the environment, and quality of life.
    "Most of us dislike being stuck in traffic jams and paying high fuel costs. Quality of life begs clean air, and the growing use of transit speaks to less pollution from tail pipes. DRI's products help reduce our dependence on fuel by assisting transit operators in their quest to increase ridership through enhanced mobility. For example, our TwinVision(R) and Mobitec(R) electronic destination sign systems make it easier and quicker for passengers to identify their bus or train as the vehicles approach the bus stop or terminal. Our Digital Recorders(R) voice announcement systems help passengers to quickly comprehend when they are approaching their next stop. And our VacTell(TM) video actionable intelligence systems help transit operators rapidly respond to security threats and concern," Mr. Turney said.
    Mr. Turney believes the transit security events in London and Madrid, as well as the recent U.S. transit-related threats in New York City and Boston, serve to remind us of our vulnerability as humans. To combat such threats, he said the Company's DAC(R) electronic surveillance tools are often used by law-enforcement agencies around the globe to arrest and prosecute criminals.

    CONFERENCE CALL INFORMATION

    The Company's senior management will discuss second quarter 2006 financial results, as well as the 2006 outlook, during an investors' conference call on Tuesday, Aug. 15, 2006, at 11 a.m. (Eastern).
    To participate in the call, dial one of the following telephone numbers at least five minutes prior to the start time: Domestic, (866) 406-5408; or International, (973) 582-2822. Telephone replay will be available through Friday, Sept. 15, 2006, via the following telephone numbers: Domestic, (877) 519-4471 (Code 7695148); or International,
(973) 341-3080 (Code 7695148).
    To participate via webcast, go to
http://www.viavid.net/detailpage.aspx?sid=000033FE. The webcast will be archived for 90 days.

    ABOUT THE COMPANY

    Digital Recorders, Inc. is a digital communications technology leader in the transportation, law enforcement, and security industries. Using proprietary hardware and software applications, our products improve the flow and mobility of people through transportation infrastructure, improve energy efficiency, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transportation communications products -- TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems -- enhance public transportation and mitigate security threats worldwide. By assisting transit vehicle operators' quest to increase ridership, our products also help reduce dependence on fuel. Our DAC(R) electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and noise cancellation equipment, help law-enforcement agencies around the globe arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the impact of U.S. federal funding legislation, the ongoing turn-around in our domestic market, the growth in our international markets, the impact of cost reductions we expect to continue to achieve, our future revenue projections, and the acceptance of future product and service offerings by our customers, as well as any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties that the assumptions behind U.S. federal funding legislation, the ongoing turn-around in our domestic market, the growth in our international markets, the impact of cost reductions we continue to achieve, our future revenue projections, and the acceptance of future product and service offerings by our customers may not prove beneficial to the Company, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed April 17, 2006, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.



               DIGITAL RECORDERS, INC. AND SUBSIDIARIES
                    CONSOLIDATED  BALANCE  SHEETS
         (In thousands, except shares and per share amounts)



                                          June 30, 2006   December 31,
                                            (Unaudited)       2005
                                         ---------------- ------------
                 ASSETS
Current Assets
  Cash and cash equivalents                       $1,052         $807
  Trade accounts receivable, net                  11,308        8,425
  Other receivables                                  567          211
  Inventories                                      8,761        8,212
  Prepaids and other current assets                1,005          946
                                         ---------------- ------------
    Total current assets                          22,693       18,601
                                         ---------------- ------------

Property and equipment, net                        3,415        3,741
Goodwill, net                                     10,520        9,762
Intangible assets, net                             1,095        1,069
Deferred tax assets, net                             250          231
Other assets                                         610          144
                                         ---------------- ------------
    Total assets                                 $38,583      $33,548
                                         ================ ============

 LIABILITIES  AND  SHAREHOLDERS'  EQUITY
Current Liabilities
  Lines of credit                                 $7,576       $5,000
  Notes payable, net                               1,832           --
  Current portion of long-term debt                  407        1,177
  Accounts payable                                 5,480        5,537
  Accrued expenses                                 2,995        2,854
  Preferred stock dividends payable                   88           72
                                         ---------------- ------------
    Total current liabilities                     18,378       14,640
                                         ---------------- ------------

Long-term debt and capital leases, less
 current portion                                      55           68
                                         ---------------- ------------

Deferred tax liabilities                             407          382
                                         ---------------- ------------

Minority interest in consolidated
 subsidiary                                          962          892
                                         ---------------- ------------

Commitments and contingencies

Shareholders' Equity
  Series E Redeemable, Nonvoting,
   Convertible Preferred Stock, $.10 par
   value, liquidation preference of
   $5,000 per share; 500 shares
   authorized; 183 and 207 shares issued
   and outstanding at June 30, 2006, and
   December 31, 2005, respectively;
   redeemable at the discretion of the
   Company at any time.                              495          615
  Series G Redeemable, Convertible
   Preferred Stock, $.10 par value,
   liquidation preference of $5,000 per
   share; 600 shares authorized; 357 and
   343 shares issued and outstanding at
   June 30, 2006, and December 31, 2005,
   respectively; redeemable at the
   discretion of the Company after five
   years.                                          1,503        1,434
  Series H Redeemable, Convertible
   Preferred Stock, $.10 par value,
   liquidation preference of $5,000 per
   share; 600 shares authorized; 50
   shares issued and outstanding at June
   30, 2006, and December 31, 2005,
   respectively; redeemable at the
   discretion of the Company after five
   years.                                            202          202
  Series I Redeemable, Convertible
   Preferred Stock, $.10 par value,
   liquidation preference of $5,000 per
   share; 200 shares authorized; 100 and
   0 shares issued and outstanding at
   June 30, 2006, and December 31, 2005,
   respectively; redeemable at the
   discretion of the Company after five
   years.                                            451           --
  Series AAA Redeemable, Nonvoting,
   Convertible Preferred Stock, $.10 par
   value, liquidation preference of
   $5,000 per share; 20,000 shares
   authorized; 178 shares issued and
   outstanding at June 30, 2006, and
   December 31, 2005, respectively;
   redeemable at the discretion of the
   Company at any time.                              890          890
  Common stock, $.10 par value,
   25,000,000 shares authorized;
   9,792,619 and 9,733,515 shares issued
   and outstanding at June 30, 2006, and
   December 31, 2005, respectively.                  979          973
  Additional paid-in capital                      31,215       30,446
  Accumulated other comprehensive income
   - foreign currency translation                  2,482        1,526
  Accumulated deficit                            (19,436)     (18,520)
                                         ---------------- ------------
    Total shareholders' equity                    18,781       17,566
                                         ---------------- ------------
    Total liabilities and shareholders'
     equity                                      $38,583      $33,548
                                         ================ ============


               DIGITAL RECORDERS, INC. AND SUBSIDIARIES
         CONSOLIDATED  STATEMENTS  OF  OPERATIONS (UNAUDITED)
      FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2006 AND 2005
          (In thousands, except share and per share amounts)



                            Three Months Ended     Six Months Ended
                                  June 30,             June 30,
                           --------------------- ---------------------
                             2006       2005       2006       2005
                           ---------- ---------- ---------- ----------

Net sales                    $13,558    $12,666    $24,670    $23,295
Cost of sales                  9,145      7,599     16,814     13,960
                           ---------- ---------- ---------- ----------
   Gross profit                4,413      5,067      7,856      9,335
                           ---------- ---------- ---------- ----------

Operating expenses
   Selling, general and
    administrative             3,868      4,967      7,541      9,497
   Research and development      347        387        605        771
                           ---------- ---------- ---------- ----------
       Total operating
        expenses               4,215      5,354      8,146     10,268
                           ---------- ---------- ---------- ----------

   Operating income (loss)       198       (287)      (290)      (933)
                           ---------- ---------- ---------- ----------

Other income (loss)               35         80        (41)       124
Foreign currency gain
 (loss)                           63       (116)        89       (233)
Interest expense                (275)      (138)      (488)      (262)
                           ---------- ---------- ---------- ----------
       Total other income
        and interest
        expense                 (177)      (174)      (440)      (371)
                           ---------- ---------- ---------- ----------

   Income (loss) before
    income tax expense            21       (461)      (730)    (1,304)

Income tax expense               (70)       (55)      (116)      (106)
                           ---------- ---------- ---------- ----------

   Loss before minority
    interest in income of
    consolidated subsidiary      (49)      (516)      (846)    (1,410)

Minority interest in income
 of consolidated subsidiary     (118)       (97)       (70)      (162)
                           ---------- ---------- ---------- ----------

   Net loss                     (167)      (613)      (916)    (1,572)

   Provision for preferred
    stock dividends              (76)      (306)      (144)      (347)
   Amortization for
    discount on preferred
    stock                         --       (275)       (49)      (275)
                           ---------- ---------- ---------- ----------

   Net loss applicable to
    common shareholders        $(243)   $(1,194)   $(1,109)   $(2,194)
                           ========== ========== ========== ==========

Net loss per share
 applicable to common
 shareholders
       Basic and diluted      $(0.02)    $(0.12)    $(0.11)    $(0.23)
                           ========== ========== ========== ==========

Weighted average number of
 common shares and common
 share equivalent
 outstanding
       Basic and diluted   9,777,499  9,671,068  9,764,467  9,636,110
                           ========== ========== ========== ==========



    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             Digital Recorders, Inc.
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com